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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-49271, No. 333-49271-01 and No. 333-78127) and
Forms S-8 (No. 333-39794, No. 333-29643, No. 333-29647, No. 333-90534, No.
333-91216, No. 333-91218 and No. 333-115375) of Philadelphia Consolidated Holding Corp. of our reports dated March 15, 2005 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Philadelphia, PA
March 15, 2005